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                                                               EXHIBIT 99.(C)(2)


                              STOCK SALE AGREEMENT

                  STOCK SALE AGREEMENT, dated as of February 28, 1998 (the "Agreement"), among Sunbeam Corporation, a Delaware corporation (the "Parent"), and each person or entity named in Schedule A to this Agreement (the "Stockhold ers"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                  WHEREAS, the Parent, Sentinel Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and First Alert, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") simultaneously with the entry into this Agreement, which provides, among other things, that the Purchaser, upon the terms and subject to the conditions thereof, make a cash tender offer (the "Offer") for all issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Shares") at a price of $5.25 per share, and following consummation of the Offer the Purchaser will merge with and into the Company with the Company as the surviving corporation (the "Merger") and each then outstanding Share (other than Shares held by (i) the Parent or any of its wholly owned subsidiaries, (ii) the Company or any of its wholly owned subsidiaries or (iii) any holder who perfects dissenters' rights under Delaware law) would be converted into the right to receive $5.25 in cash, or any higher price paid per Share in the Offer; and

                  WHEREAS, the Parent has required, as a condition to its entering into the Merger Agreement and commencing the Offer, that each of the Stockholders enter into, and each of the Stockholders have agreed to enter into, this Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Stockholders' Representations. Each of the Stockholders severally represents and warrants to the Parent (a) that such Stockholder has the power and authority (or the capacity if an individual) to execute and deliver this Agreement, (b) that, if a corporation, partnership or other entity, this Agreement has been duly authorized by all requisite action on the part of the Stockholder, (c) that the Stockholder has duly executed and delivered this Agreement and this Agreement is a valid and binding agreement, enforceable against such Stockholder in accordance with its terms, (d) that neither the execution of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will

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constitute a violation of, or conflict with, or default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound and,

if the Stockholder is a corporation, partnership or other entity, the organizational documents thereof, (e) that on the date hereof such Stockholder has good and valid title to the number of Shares set forth opposite such Stockholder's name on Schedule A hereto (the "Stockholder's Shares"), free and lear of all claims, liens, charges, encumbrances and security interests, without any restrictions on the voting rights of such Stockholder's Shares,
(f) that there are no options or rights to purchase or acquire, or agreements relating to, any of such Stockholder's Shares except pursuant to this Agreement, and (g) that the number of Shares set forth in Schedule A hereto opposite the name of such Stockholder constitutes all of the Shares owned beneficially or of record by such Stockholder.

                  2. Parent's Representations. The Parent represents and warrants to each of the Stockholders that the Parent has duly authorized, executed and delivered this Agreement and this Agreement is a valid and binding agreement, enforceable against the Parent in accordance with its terms.

                  3. Sale of Shares. In the event that within 9 months following the date hereof and the Parent shall be entitled to the Termination Fee pursuant to Section 8.1(b) of the Merger Agreement, the Stockholder shall sell, transfer or otherwise commit to dispose any or all of such Shares to any party other than the Parent or an affiliate of the Parent (a "Sale") and realize a Profit (as defined below) from such Sale, then the Stockholder shall pay to the Parent an amount equal to the Profit. Such amount shall be paid to the Parent promptly following the receipt of proceeds by the Stockholder or its affiliates from such Sale. The term "Profit" shall mean the excess, if any, of (a) the aggregate consideration received by the Stock holder or its affiliates in connection with the Sale over (b) the number of Shares sold, transferred or disposed of in connection with the Sale multiplied by the Offer Price.

                  4. Changes in Shares. In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Each Stockholder's Shares shall include all Shares

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acquired after the date hereof by such Stockholder and all dividends or distributions in respect of the Stockholder's Shares.

                  5. Legend. As soon as practicable after the execution of this Agreement, each Stockholder shall surrender the certificates representing such Stockholder's Shares to the Parent so that the following legend may be placed on such certificates:

                  "The shares of capital stock represented by this certificate are subject to a Stock Sale Agreement, dated as of February 28, 1998, between Sunbeam Corporation and [the Stockholder]."


                  6. Specific Enforcement. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable, in addition to any other remedy which may be available at law or in equity.

                  7. Brokerage Fees. Each of the Stockholders and the Parent, in connection with the transaction contemplated herein, severally agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

                  8. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

                  9. Survival. Notwithstanding anything contained herein to the contrary, all representations, warranties and agreements made by each of the Stock holders in this Agreement shall survive the termination of this Agreement and any investigation at any time made by or on behalf of any party hereto.

                  10. Stop Transfer. Each of the Stockholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.

                  11. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver

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such additional documents and take all such further lawful action as may be neces sary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  12.      Miscellaneous.

                           (a)      Amendment, Etc.  This Agreement may not be
modified, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                           (b)      Assignment.  No party to this Agreement may
assign any of its rights or obligations under this Agreement without the prior consent of the other parties except that the rights and obligations of the Parent may be assigned by the Parent to Purchaser or any of its other wholly owned subsidiaries but no such transfer shall relieve the Parent of its obligations hereunder if such transferee does not perform such obligations.

                           (c)      Binding Effect.  This Agreement and the
obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                           (d)      Notices.  All notices, claims, requests,
demands and other communications hereunder will be in writing and will be deemed to have been duly given upon receipt as follows:

                  (a)      If to the Parent, to:

                               Sunbeam Corporation
                                    1615 South Congress Avenue
                                    Suite 200
                                    Delray Beach, FL 33445
                                    Attention:  General Counsel

                           with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP

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                                    919 Third Avenue
                                    New York, New York 10022
                                    Attention: Blaine V. Fogg, Esq.

                  (b) If to the Stockholder, to such Stock holder at the address set forth under his name in Schedule A.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above.

                           (e)      Counterparts.  This Agreement may be
executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

                           (f)      Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law.

                           (g)      Termination.  Except for Sections 7, 8 and 9
hereof, this Agreement shall terminate on the earlier of (i) the purchase of each Stockholder's Shares pursuant to the Offer or through the Merger and (ii) three years from the date hereof.

                           (h)      Remedies Cumulative.  All rights, powers and
remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.



                           (i)      No Waiver.  The failure of any party hereto
to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Stockholder and a duly authorized officer of the Parent on the day and year first written above.

                                    SUNBEAM CORPORATION

                                    By: /s/ David C. Fannin
                                        ---------------------------------
                                        Executive Vice President and
                                        General Counsel


                                    THOMAS H. LEE EQUITY PARTNERS, L.P.

                                    By: THL Equity Advisors Limited Partnership
                                        ---------------------------------------

                                             By THL Equity Trust
                                                -------------------------
                                                Its General Partner

                                             By /s/ Anthony J. DiNovi
                                                -------------------------
                                                Vice President

                                    ML-LEE ACQUISITION FUND II, L.P.

                                    By: Mezzanine Investments II, L.P.
                                        ---------------------------------
                                        Its Managing General Partner

                                    By: ML Mezzanine II Inc.
                                        ---------------------------------
                                        Its General Partner

                                             By /s/ James V. Caruso
                                                -------------------------
                                                Executive Vice President

                                    ML-LEE ACQUISITION FUND (RETIRE
                                    MENT ACCOUNTS) II, L.P.

                                    By: Mezzanine Investments II, L.P.
                                        ---------------------------------
                                        Its Managing General Partner

                                    By: ML Mezzanine II Inc.
                                        ---------------------------------
                                        Its General Partner

                                             By /s/ James V. Caruso

                                                -------------------------
                                                Executive Vice President


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                                    STATE STREET BANK AND TRUST COMPANY,
                                    OF CONNECTICUT, NATIONAL ASSOCIATION,
                                    as Successor Trustee of the
                                    1989 THOMAS H. LEE NOMINEE TRUST

                                    By  /s/ Gerald R. Wheeler
                                        ---------------------------------
                                        Senior Vice President

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                                    /s/ John W. Childs
                                    -------------------------------------
                                    John W. Childs

                                    /s/ David W. Harkins
                                    -------------------------------------
                                    David W. Harkins

                                    /s/ Thomas R. Shepherd
                                    -------------------------------------
                                    Thomas R. Shepherd

                                    /s/ Thomas R. Shepherd - IRA
                                    -------------------------------------
                                    Thomas R. Shepherd - IRA

                                    /s/ Glenn H. Hutchins
                                    -------------------------------------
                                    Glenn H. Hutchins

                                    /s/ Scott A. Schoen
                                    -------------------------------------
                                    Scott A. Schoen

                                    /s/ C. Hunter Boll
                                    -------------------------------------
                                    C. Hunter Boll

                                    /s/ Steven G. Segal
                                    -------------------------------------
                                    Steven G. Segal

                                    /s/ Anthony J. DiNovi
                                    -------------------------------------
                                    Anthony J. DiNovi


                                    /s/ Thomas M. Hagerty
                                    -------------------------------------
                                    Thomas M. Hagerty

                                    /s/ Joseph I. Incandela
                                    -------------------------------------
                                    Joseph I. Incandela

                                    /s/ Warren C. Smith
                                    -------------------------------------
                                    Warren C. Smith


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                                    /s/ Glenn A. Hopkins
                                    -------------------------------------
                                    Glenn A. Hopkins

                                    /s/ Charles W. Robins
                                    -------------------------------------
                                    Charles W. Robins


                                    STEVEN ZACHARY LEE
                                    IRREVOCABLE TRUST DATED 1988

                                    By  /s/ Charles W. Robins
                                        ---------------------------------
                                        Trustee

                                    /s/ Adam L. Suttin
                                    -------------------------------------
                                    Adam L. Suttin

                                    /s/ Wendy L. Masler
                                    -------------------------------------
                                    Wendy L. Masler

                                    /s/ Andrew D. Flaster
                                    -------------------------------------
                                    Andrew D. Flaster

                                    SGS Family Limited Partnership

                                    By /s/ Steven G. Segal
                                       ----------------------------------
                                             Its General Partner


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                                   SCHEDULE A

                                                         Number of Shares
         Name and Address                                of Common Stock
         of Stockholder1                                 of the Company
         ---------------                                 --------------

Thomas H. Lee Equity Partners, L.P.                         8,324,492

ML-Lee Acquisition Fund II, L.P.                            2,058,474

ML-Lee Acquisition Fund (Retirement
Accounts) II, L.P.                                          2,281,524

State Street Bank and Trust Company
Not Individually but as Trustee of the
1989 Thomas H. Lee Nominee Trust                              985,706

John W. Childs                                                159,178

David V. Harkins                                              118,518

Thomas R. Shepherd                                             44,446

Thomas R. Shepherd - IRA                                       44,446

Glenn H. Hutchins                                              88,888

Scott A. Schoen                                                87,034

C. Hunter Boll                                                 62,000

Steven G. Segal                                                35,550

------------------------
   1 Address for all Stockholders, until notice of change is given, is: c/o Thomas H. Lee Company
         75 State Street
         Boston, Massachusetts 02109


                                       A-1

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Anthony J. Dinovi                                  35,550

Thomas M. Hagerty                                  35,550


Joseph I. Incandela                                15,500

Warren C. Smith, Jr.                               11,160

Glenn A. Hopkins                                    6,200

Charles W. Robins                                   6,200

SZL Trust                                           6,200

Adam L. Suttin                                      6,200

Wendy L. Masler                                     1,240

Andrew D. Flaster                                   1,550

SGS Family Limited Partnership                      6,200



                                       A-2